Date: 02/04/13

Headquarters	Management	2012 Financials*		Market Information*
Flux Power Holdings, Inc.	Chris Anthony - CEO, Founder	Fiscal Year End:	June	Date:	12/31/12
2240 Auto Park Way	Ron Dutt - Chief Financial Officer	Revenues:	$5.930 mil.	Ticker:	FLUX (OTC:QB)
Escondido, CA 92029	Paulus Geantil - Director of Engineering	Gross Profits:	$1.161 mil.	Share Price:	$1.00
877-505-3589	Kerri Taylor - Director of Product and	EBITDA:	($1.187 mil.)	Float:	2.53 million
	Program Management	Debt:	$850k	Shares Outstanding:	46.45 million
		Cash:	$812k	Market Cap:	$46.45 million
Investor Contact
	marketrelations@fluxpwr.com			*Source: www.OTCmarkets.com as of 12/31/12

ABOUT FLUX POWER	Flux Power, Inc. (Flux) is an innovator in providing lithium energy storage solutions to several energy storage markets including; lead acid battery replacement, electric vehicle, backup power, and the wind and solar power markets. Flux’s lithium energy power solutions are based on proprietary, patented technology. The Company’s solutions are their Intelligent Battery Management System Modules, charging systems and energy monitoring and display solutions for large format lithium cells. Flux Power’s technology enhances lithium batteries into storage solutions for today and tomorrow. When compared to unmanaged energy storage solutions, Flux’s Battery Management Systems enable up to a five times increase in battery cycle life, which equates to thousands of charge/discharge cycles and years of use. This substantial increase in battery life longevity allows Flux Power to utilize the highest production volume, lowest cost lithium batteries in their solutions, while enhancing these batteries to perform equivalent to, or better than, high cost, high performance lithium batteries at a fraction of the price. Flux has shipped over 14 megawatts of energy solutions since it launched their solutions in 2010.

Flux Power’s ruggedized products are the perfect choice for any high-performance multi-cell battery system that requires peak performance, reliability, peace of mind, safety and fast charge-back times. Flux’s proven time-to-market lithium solutions are highly competitive and enable OEM’s and individual customers to move quickly, save money and boost return on investment.

MARKET OPPORTUNITY	The addressable market for lithium energy solutions in the United States in 2010 was $21.4 billion according to Lux Research and Oracle Capital estimates. This estimate was based upon four addressable markets: Grid Management ($5.4B), Electric Vehicles ($7.7B), E-Bikes/Scooters ($6.4B) and Other ($1.9B). The research groups project the markets to grow rapidly on an annual basis and project the addressable market to double to $44.4 billion in 2015. Flux Power is positioned to be a leader in providing innovative, high-performance, low-cost lithium energy solutions in these rapidly growing industries*.

*Source: Lux Research, Oracle Capital Estimates (2010). The projected addressable market set forth above is based upon research conducted in 2010. While management believes the addressable market will experience healthy growth in future years, no assurance can be given that the projected growth in the addressable market set forth above will actually occur.

LEAD-ACID BATTERIES REPLACEMENT OPPORTUNITY	Flux Power has a large opportunity in replacing lead-acid batteries with the Flux lithium energy solution. Many service vehicles, such as forklifts and sidewalk cleaners are electric vehicles powered by lead-acid batteries. The replacement market is a multi-billion dollar annual market.

Flux has proven that their solutions cost at or the below the cost of lead-acid batteries when spread across the 5 year lifecycle of the Flux lithium system. Lead-acid power system usually needs to be replaced annually, as well as have scheduled maintenance, both of which add costs. Flux’s solutions are very low maintenance, last for five or more years and charges faster than lead-acid systems, all of which add significant advantages for customers.

BATTERY MANAGEMENT SYSTEMS (BMS)	Flux Power’s Battery Management System (BMS) components dramatically improve the limitations of lithium storage performance. Flux Power’s proprietary technology can be integrated into self-contained modules or utilized into large customized arrays of cells, with plug and play ease, to yield the best battery systems and life-cycle performance. The BMS is comprised of tools to display, monitor and evaluate system information for ease of use and system optimization.

Rechargeable Prismatic Lithium Battery Cells
Flux has several supply agreements to source batteries for their products. Flux is not engaged in battery chemistry design and R&D. Flux is focused on making systems that increase the performance of these readily available batteries to the levels of more expensive high performance lithium batteries at a fraction of the price.

Battery Management System Module (BMSM)
This is the workhorse of the Flux system architecture. Each BMSM manages and monitors 4 battery cells and transmits the information to the BMS via controller area network (CAN bus), where actions can be taken to protect each individual cell. The BMSM provides three critical functions for advanced battery systems: cell balancing, voltage and temperature monitoring.

Battery Control Module (BCM)
The BCM acts as a master controller of the BMS and monitors every battery cell’s voltage and temperature, and computes the State of Charge and the State of Health of the battery pack. This control enables the safest possible fast charging/balancing, and maximizes pack capacity usage with every discharge cycle.

Integrated Battery Module
The Flux Power Integrated Battery Module integrates all BMS components into a ready-to-go, ruggedized unit. This product is designed to upgrade from lead-acid batteries or use in new systems. The Integrated Battery Module is the fastest “time to market” solution available.

CASE STUDY	Wheego Electric Cars challenged potential suppliers to create a $12,000 complete battery solution to power their Federal Motor Vehicle Safety Standards compliant electric car. Flux Power’s engineers designed a system with Flux’s proprietary technology for Wheego, which came in below the $12,000 goal by $500. The competitors in the bidding process were nowhere near the goal set by Wheego. Competitor 1’s bid came in at $25,200 and Competitor 2’s bid was $24,500. At $11,500 Flux Power was the clear winner at less than half the cost of its competitors.

Result
Flux Power provided Wheego with a 30-kilowatt hour battery system, which is the largest in the compact electric vehicle world for less than $0.40 per kilowatt. This per kilowatt price is equivalent to or less then the cost of a lead-acid battery solution with significantly more functionality, less maintenance and less weight.

MARKET FOCUS	Flux Power is currently focusing on the non-OEM Micro Grid and Lift Equipment markets which pose fewer barriers to entry. We anticipate that these markets will be the strongest for aggressive revenue growth over the coming year.

A Prototype Agreement with Hyster confirmed that Flux Power’s Advanced Energy Storage solutions can address a broad range of lift equipment. However, the OEM market proved to be elusive and time consuming. In addition, working exclusively with one manufacturer would significantly limit Flux’s market opportunity. As such, Flux has shifted its focus from an OEM market to a non-OEM markets which pose fewer barriers to entry. Currently, Flux is working with Toyota Dealers and Distributors to bring our Advanced Energy Storage solutions to the Lift Equipment market which provides a more direct market path without the delays and issues that accompany an OEM’s world-wide deployment of new energy solutions for lift trucks.

In addition, Flux is targeting the Micro Grid market. Flux is working with companies like Powerful Battery Systems Inc. to provide mobile and man-portable Advanced Energy Storage to act as gas generator replacements and convenient mobile power for lighting, disaster preparedness, communications and water filtration.

Flux Power is also continuing with several active customers in the Electric Vehicle, Mining Equipment, and Heavy Equipment Industries with ongoing projects to facilitate long term growth in all of these segments.

INTELLECTUAL PROPERTY	Flux Power’s Chief Intellectual Property Officer, Craig Miller, handles the Company’s IP filings and has filed several patents to protect Flux’s IP and technology. The company will continue to file patents in the U.S., China and Europe to go along with its product development goals.

PATENT PORTFOLIO	Patent Pending	Sep-11	Battery Design

	Patent Pending	Nov-10	Power Control Module for Battery Pack

	Patent Pending	Feb-11	Power Control Module for Battery Pack Utilizing Thermal Sensors

	Patent Pending	Feb-11	Battery Management Unit

	Patent Pending	Nov-10	System and Method for Controlled Charging of a Battery Pack

	Patent Pending	Apr-11	Battery Design Containing a Visual Display Mechanism

	Patent Pending	Nov-10	System and Method for Pulsing the Bleed Off Resistor

	Patent Pending	Dec-12	System and Method for the Adaptive Management of a Battery System

	Patents in process		System and Method for Determining and Recording Battery Life Cycles
	Patents in process		System and Method for Determining Battery Life
	Patents in process		Specialized Battery Management System Communication Methods
	Patents in process		System and Method for Current Management Within a BMS

	International Patens		Battery Design - China
System and Method for Controlled Charging of a Battery Pack - China
Battery Design Containing a Visual Display - China & Europe

	In Addition		2 Trademarks and 2 Copyrights

MANAGEMENT	Chris Anthony, Founder & Chief Executive Officer

	•	Serial entrepreneur and inventor
	•	Co-Founder and former COO of Aptera Motors, Inc.
	•	Founder of Epic Boats, a market leader in wakeboard and electric boats
	•	Experience in Finance Industry: Private Equity, DPO, and Grant Funding
	•	B.S. in Finance from University of North Carolina

Ron Dutt, Chief Financial Officer

	•	A senior executive who has led the financial performance of small, medium, and large public and private companies
	•	CFO and EVP of public companies including SOLA International, Directed Electronics, and Fritz Companies
	•	Other positions included CFO of DHL Americas, Famgro LLC, and Aptera
	•	Board member of Rising International, a Not For Profit, and a board advisor for Tyga-Box Systems
	•	MBA in Finance from University of Washington and an AB degree in chemistry from University of North Carolina

Paulus Geantil, Director of Engineering

	•	Senior Engineer at Quantum Design, Energy Science Labs, and Aptera Motors
	•	Robotics and embedded systems expert with vast mechanical design, PC software, electrical design, production testing, and system integration experience
	•	Invented first self-supporting carbon space sail material ever propelled by light (microwave beam)
	•	Firmware, electrical, mechanical systems lead at Quantum Design
	•	Firmware, electrical, mechanical system and sub system design at Aptera Motors
	•	B.S. in Physics from Arizona State University with AI certification from Stanford

Kerri Taylor, Director of Product and Program Management

	•	Product Management professional for over 15 years with a focus on business planning and analysis, strategic marketing and systems administration
	•	Experience in multiple volume manufacturing and software development industries
	•	Extensive experience in product development, product management, and program management
	•	Senior level management positions at Solatube International, Inc., BakBone Software, Tadpole Technology
	•	Bachelor of Arts degree in International Trade/Relations & French; University of Northern Colorado

Forward Looking Statements

This presentation contains forward-looking statements. All statements other than statements of historical fact contained in this presentation, including statements as to the Company’s future results of operations and financial position, planned products and services, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. For a discussion of these and other risks and uncertainties see “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s public filings with the Securities and Exchange Commission.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “aims,” “predicts,” potential,” “seeks,” attempts,” “poised “ or “continues” or the negative of these terms or other similar words. These statements are only predictions. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. Also, these forward-looking statements represent the Company’s estimates and assumptions only as of the date of this presentation. The Company assumes no obligation to update any forward-looking statements after the date of this presentation.

This presentation also contains estimates and other statistical data made by independent parties and by the Company relating to market size and growth and other industry data. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. The Company has not independently verified the statistical and other industry data generated by independent parties and contained in this presentation and, accordingly, it cannot guarantee their accuracy or completeness. In addition, projections, assumptions and estimates of its future performance and the future performance of the industries in which it operates are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. These and other factors could cause results to differ materially from those expressed in the estimates made by independent parties and by the Company.